UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2007 (May 17, 2007)

THERAGENICS CORPORATION®
(Exact name of Registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 5.02  Election of Director

On May 17, 2007, the Board of Directors of Theragenics Corporation (the “Company”) elected Judith E. Starkey to serve a term as a Class III director that will expire at the 2010 annual meeting of stockholders. Ms. Starkey was appointed to the Audit, Compensation and Corporate Governance Committee of the Board of Directors.

Ms. Starkey is the Chief Executive Officer and a Director of Chamberlin Edmonds and Associates, Inc., a privately held company providing patient eligibility and cost recovery services to hospitals. Ms. Starkey founded Chamberlin Edmonds in 1986 after more than a decade of experience in health service management, medical cost control, and governmental systems, including holding a position in the Social Security Administration.

Item 8.01 Other Events

Orwin L. Carter, Ph.D., completed his term as a Director and  Chairman of the Board at the Annual Meeting of Shareholders on May 17, 2007. On May 17, 2007, the Board of Directors elected M. Christine Jacobs as Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION (Registrant)

Date: May 21, 2007	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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